Exhibit 99.1

LKQ Corporation Commences Senior Notes Exchange Offer

Chicago, IL (March 28, 2014) - LKQ Corporation (Nasdaq:LKQ) today announced its offer to exchange new registered notes for its outstanding unregistered notes in accordance with the terms of its registration rights agreement with existing holders of those notes.

Under the exchange offer, LKQ is offering to exchange (the “Exchange Offer”) up to $600,000,000 aggregate principal amount of its new 4.75% Senior Notes due 2023 for a like principal amount of its outstanding 4.75% Senior Notes due 2023 (the “Exchange Notes”).

The Exchange Offer will expire at 5:00 p.m., New York City time, on April 25, 2014, unless extended (such date and time, as may be extended, the “Expiration Date”). The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The Exchange Offer is made only pursuant to LKQ’s prospectus dated March 28, 2014, which has been filed with the Securities and Exchange Commission. LKQ has not authorized any person to provide information other than as set forth in the prospectus.

Additional Information

Copies of the prospectus and transmittal materials governing the Exchange Offer can be obtained from the exchange agent, U.S. Bank National Association, by faxing a request to (651) 466-7372 or by writing via first class mail to U.S. Bank National Association, Attention: Specialized Finance, 60 Livingston Avenue - EP-MN-WS2N, St. Paul MN 55104 or via courier or overnight delivery to U.S. Bank National Association, Attention: Specialized Finance, 111 Fillmore Ave, St. Paul MN 55107.

This press release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made solely pursuant to the prospectus dated March 28, 2014, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is North America’s largest provider of alternative collision parts, and a leading provider of recycled and remanufactured mechanical parts including engines and transmissions, all in connection with the repair of automobiles and other vehicles. LKQ is also a leading distributor and marketer of specialty aftermarket equipment and accessories in North America. LKQ is the largest distributor of mechanical and collision alternative parts in the United Kingdom, and the largest distributor of mechanical parts in the Netherlands. LKQ also has operations in Taiwan, Belgium and France. LKQ operates more than 570 facilities, offering its customers a broad range of replacement systems, components, equipment, and parts to repair and accessorize automobiles, trucks, recreational and performance vehicles.

Forward Looking Statements

Certain statements in this press release that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements generally include expectations, beliefs, hopes, intentions or strategies regarding our future, including with respect to the proposed transaction described and statements or assumptions regarding the expected timetable for completing the transaction and other statements that are based on management's current beliefs and expectations of the company.  Forward looking statements are subject to risks, uncertainties and other factors some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors. Some of such risks, uncertainties and other factors are described in our Form 10-K for the period ended December 31, 2013. We assume no obligation to publicly update any forward looking statement to reflect events or circumstances arising after the date on which it was made, except as required by law.

Offering Restrictions

This release does not constitute an invitation to participate in the Exchange Offer in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the prospectus come are required to inform themselves about, and to observe, any such restrictions.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com